EXHIBIT 23.4

NORWICH INJECTION MOULDERS LIMITED

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 22 December 1997 relating to the financial statements of Norwich Injection Moulders Limited for the years ended October 31, 1997, 1996 and 1995 in this Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Berry Plastics Corporation for the registration of $75,000,000 of 11% Series B Senior Subordinated Notes due 2007.

                                                   /s/ Lovewell Blake


Norwich, England
16 December 1999